Exhibit 23
INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements No. 33-50406 and No. 33-50412 of Data Transmission Network Corporation and subsidiaries on Forms S-8 of our reports dated February 9, 2000 (March 3, 2000 as to Note 18), appearing in and incorporated by reference in this Annual Report on Form 10-K of the Data Transmission Network Corporation and subsidiaries for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP


Omaha, Nebraska
March 15, 2000
                                     -349-